UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2006

STONEMOR PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50910	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Rittenhouse Circle, Bristol, PA 19007

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 826-2800

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Certain statements contained in this Current Report on Form 8-K of StoneMor Partners L.P., a Delaware limited partnership (the “Company”), and any financial guidance provided are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933, as amended, and Section 21E(i) of the Securities Exchange Act of 1934, as amended. The words “believe,” “may,” “will,” “estimate,” “continues,” “anticipate,” “intend,” “project,” “expect,” “predict,” and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated, including, but not limited to, the following: future revenue and revenue growth; the impact of the Company’s significant leverage on its operating plans; the ability of the Company to service its debt; the Company’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; variances in death rates; variances in the use of cremation; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; the Company’s ability to successfully implement a strategic plan relating to producing operating improvement, strong cash flows and further deleveraging; uncertainties associated with the integration or the anticipated benefits of the acquisition of assets in November 2005 and September 2006, information disclosed within this Current Report on Form 8-K and various other uncertainties associated with the deathcare industry and the Company’s operations in particular. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2006, StoneMor GP LLC, a Delaware limited liability company and the general partner (the “General Partner”), and acting on behalf, of the Company, entered into a Unit Appreciation Rights Agreement (the “Agreement”), dated as of November 27, 2006, with the named executive officer of the General Partner, G. Strom (the “Executive Officer”), along with other employees, pursuant to which the Company agreed to issue to the Executive Officer 10,000 Unit Appreciation Rights (“UARs”) under the StoneMor Partners L.P. Long-Term Incentive Plan, as amended (the “Plan”).

The following is a summary of the material provisions of the Agreement. This summary is qualified in its entirety by reference to the Agreement, which is incorporated by reference in its entirety hereto and the form of which is attached to this Form 8-K as Exhibit 10.1. Capitalized terms which are not defined in this Form 8-K shall have the meanings assigned to such terms in the Agreement.

Pursuant to the Agreement, the Executive Officer was granted 10,000 Performance Vested UARs which vest at a percentage rate equal to the percentage of Outstanding Subordinated Units which have converted into Common Units on a one-for-one basis pursuant to the Partnership Agreement.

The UARs may be exercised only upon vesting and only to the extent vested. Upon proper exercise of UARs, the Executive Officer will be entitled to receive, with respect to the UARs exercised, the number of whole Common Units that is determined pursuant to the formula set forth in the Agreement. In the event of the termination of the employment of the Executive Officer with the General Partner or its Affiliates, all UARs (whether or not fully vested) will be deemed to be automatically forfeited, unless the Executive Officer’s employment is on that date transferred to the General Partner or another Affiliate. No forfeiture applies in the event of the termination of employment by reason of a Change of Control (all UARs will automatically vest upon a Change of Control), the death or permanent disability of the Executive Officer, or the retirement of the Executive Officer at age 65 or such other age as determined by the Compensation Committee of the Board of Directors (the “Compensation Committee”).

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The Agreement will not confer upon the Executive Officer any right to continue in the employment of the General Partner or any of its Affiliates nor does the Agreement affect any right which the General Partner or any of its Affiliates may have to terminate the employment of the Executive Officer. The UARs do not confer upon the Executive Officer any rights of a holder of Common Units prior to the exercise of the UARs.

The authority to manage and control the operation and administration of the Agreement will be vested in the Compensation Committee, and the Compensation Committee will have all powers with respect to the Agreement as it has with respect to the Plan. The UARs and the Agreement are each subject to, and the General Partner and the Executive Officer are bound by, the terms and conditions of the Plan, and, in the event of any inconsistency or discrepancy between the provisions of the Agreement and the Plan, the Plan will govern and prevail.

The Agreement also contains various general provisions, customary for this type of transaction.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Form of the Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of November 27, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2006

STONEMOR PARTNERS L.P.

By:	/s/ William R. Shane
Name:	William R. Shane
Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of the Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of November 27, 2006